UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2014

SKYLINE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN 46515

(Address of principal executive offices) (Zip Code)

(574) 294-6521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 25, 2014, Skyline Corporation signed a letter of interest for Evergreen Recreational Vehicles, LLC to acquire substantially all of the assets of Skyline’s Recreational Vehicle Division.

“I am very excited to be acquiring the RV Division from Skyline.” stated Kelly L. Rose, Chairman of the Board of Evergreen Recreational Vehicles. “Mr. Art Decio has been a longtime friend of mine and a person who I hold in the highest esteem and respect. As everyone knows in our community as well as our industry, Art is an icon and legend in the manufactured housing and RV industry. I consider this a great honor to accept the reins from Art and carry on a longtime tradition of quality and integrity that Art has instilled in his companies over the years. The Evergreen management team led by our CEO Michael H. Schoeffler and our president and COO Mark A. Boessler are extremely excited about the challenges that lie ahead as we merge this great company under the Evergreen RV umbrella.”

“Obviously the most important issues that face us immediately are retaining the very loyal employees of Skyline as well as solidifying and building on the tremendous dealer body that has partnered with Skyline over the decades.” stated Rose. “The brand names of Nomad, Layton and Aljo have been in the marketplace for 50 years, and remain our focus on continuing building on the great image” remarked Mike Schoeffler, CEO.

The obligations of Skyline Corporation and Evergreen Recreational Vehicles, LLC under this letter of interest are contingent upon the negotiation, execution and delivery of a definitive asset acquisition agreement satisfactory to both parties.

Forward-Looking Statements

This release contains certain forward-looking information about Skyline that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe the Company’s objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Skyline. Skyline cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: consumer confidence and economic uncertainty; availability of wholesale and retail financing; the health of the U.S. housing market as a whole; federal, state, and local regulations pertaining to the manufactured housing industry; the cyclical nature of the manufactured housing and recreational vehicle industries; general or seasonal weather conditions affecting sales; potential impact of natural disasters on sales and raw material costs; potential periodic inventory adjustments by independent retailers; interest rate levels; the impact of inflation; the impact of high or rising fuel costs; the cost of labor and raw materials; competitive pressures on pricing and promotional costs; catastrophic events impacting insurance costs; the availability of insurance coverage for various risks to the Company; market demographics; and management’s ability to attract and retain executive officers and key personnel.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning Skyline set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. Skyline assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION

Date: September 26, 2014

	By:	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer